THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE
DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT AND IS NOT AN
OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING
AFFILIATE OF NATIONSBANK CORPORATION AND IS NOT INSURED BY THE
FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
GOVERNMENTAL AGENCY.

REGISTERED                                   $
NUMBER R-__

                                                 CUSIP 638585 BDO

                              SEE REVERSE FOR CERTAIN DEFINITIONS
                                        AND ADDITIONAL PROVISIONS

                     NATIONSBANK CORPORATION

                 6 3/8% SUBORDINATED NOTE, DUE 2008

    NATIONSBANK CORPORATION, a corporation duly organized and existing under the laws of the State of North Carolina (herein called the "Corporation," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE &
CO., or registered assigns, the principal sum of ____________________________ _____ DOLLARS on February 15, 2008, and to pay interest on said principal sum, semi-annually in arrears on February 15 and August 15 of each year commencing August 15, 1998, at the rate of 6 % per annum, from the February 15 or August 15, as the case may be, next preceding the date of this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on the Notes, in which case from February 4, 1998, until payment of such principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after a record date for the Notes (which shall be the close of business on the last day of the calendar month next preceding an interest payment date) and before the next succeeding interest payment date, this Note shall bear interest from such interest payment date; provided, however, that if the Corporation shall default in the payment of interest due on such interest payment date, then this Note shall bear interest from the next preceding interest payment date to which interest has been paid, or, if no interest has been paid on the Notes, from February 4, 1998. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in such Indenture, be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business on the record date for such interest payment date.

    The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the office or agency of the Corporation in New York, New York or such other places that the Corporation shall designate as provided in such Indenture; provided, however, that interest may be paid, at the option of the Corporation, by check mailed to the person entitled thereto at his address last appearing on the Security Register of the Corporation relating to the Notes. Any interest not punctually paid or duly provided for shall be payable as provided in such Indenture.

    Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

    Unless the certificate of authentication hereon has been duly executed by or on behalf of the Trustee or an authenticating agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under such Indenture, or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed by manual or facsimile signature under its corporate seal or a facsimile thereof.

                        NATIONSBANK CORPORATION
Attest:
                        By:
                             Title:  Senior Vice President

Assistant Secretary


[CORPORATE SEAL]



                   CERTIFICATE OF AUTHENTICATION

    This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: February 4, 1998.


                                THE BANK OF NEW YORK,
                                as Trustee,


                                By:
                                   Authorized Signatory




                      [Reverse Side of Note]

                     NATIONSBANK CORPORATION
                 6 3/8% SUBORDINATED NOTE, DUE 2008

    This Note is one of a duly authorized series of Securities of the Corporation unlimited in aggregate principal amount issued and to be issued under an Indenture dated as of January 1, 1995 (herein called the "Indenture"), between the Corporation and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Corporation, the Trustee and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This
Note is also one of the Notes designated as the Corporation's 6 3/8% Subordinated Notes, due 2008 (herein called the "Notes"), limited in aggregate principal amount to $350,000,000. The Trustee shall initially act as Security Registrar, Authenticating and Paying Agent in connection with the Notes.

    THE INDEBTEDNESS OF THE CORPORATION EVIDENCED BY THE NOTES, INCLUDING THE PRINCIPAL THEREOF AND INTEREST THEREON, IS, TO THE EXTENT AND IN THE MANNER SET FORTH IN THE INDENTURE, SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO ITS OBLIGATIONS TO HOLDERS OF SENIOR INDEBTEDNESS, AS DEFINED IN THE INDENTURE, AND EACH HOLDER OF THE NOTES, BY THE ACCEPTANCE THEREOF, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS OF THE INDENTURE.

    The Notes of this series are not subject to redemption at the option of the Corporation or repayment at the option of the holder prior to maturity.

    As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Corporation relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Corporation designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Trustee or the Security Registrar duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

    The Notes are issuable only as registered Notes without coupons in the denominations of $1,000 and integral multiples thereof. As provided in the Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the holder surrendering the same.

    If any interest payment date or maturity date for a Note falls on a day that is not a Business Day, the interest payment date or maturity date will be the following day that is a Business Day and the payment of interest or principal will be made on the next Business Day as if it were made on the date such payment was due and no additional interest will accrue on the amount so payable for the period from and after such interest payment date or maturity date.

    No service charge will be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    Prior to due presentment for registration of transfer of this Note, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the person in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

    If an Event of Default (defined in the Indenture as certain events involving the bankruptcy of the Corporation) shall occur with respect to the Notes, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. THERE IS NO RIGHT OF ACCELERATION PROVIDED IN THE INDENTURE IN CASE OF A DEFAULT IN THE PAYMENT OF INTEREST OR THE PERFORMANCE OF ANY OTHER COVENANT BY THE CORPORATION.

    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the holders of the Notes under the Indenture at any time by the Corporation with the consent of the holders of not less than 66-2/3% in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding issued under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding issued under the Indenture and affected thereby, on behalf of the holders of all such Securities, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

    No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Corporation or any predecessor or successor corporation, whether by virtue of any constitution, Statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

    The Notes of this series shall be dated the date of their authentication.

    All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

    The Notes are being issued by means of a book-entry system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by The Depository Trust Company ("DTC") will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants. The Corporation will recognize Cede & Co., as nominee of DTC, while the registered owner of the Notes, as the owner of the Notes for all purposes, including payment of principal and interest, notices and voting. Transfer of principal and interest to participants of DTC will be the responsibility of DTC, and transfer of principal and interest to beneficial owners of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners. The Corporation will not be responsible or liable for such transfers or payments or for maintaining, supervising or reviewing the records maintained by DTC, its participants or persons acting through such participants.






                      ______________________
    The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM     as tenants in common
TEN ENT     as tenants by the entireties
JT TEN      as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT   _________ Custodian _________
                    (Cust)          (Minor)
                    under Uniform Gifts to Minors
                    Act __________ (State)

Additional abbreviations may also be used though not in the above list.

                            __________

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

      PLEASE INSERT SOCIAL SECURITY OR
 OTHER IDENTIFYING NUMBER OF ASSIGNEE








(Name and Address of Assignee, including zip code, must be printed or typewritten.)


                                                      the within
Note, and all rights thereunder, hereby irrevocably constituting and appointing


                                                         Attorney
to transfer said Note on the books of the Corporation, with full power of substitution in the premises.

Dated:



    NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.